                                Form of Opinion

                                                                     Exhibit 5.1


                                                             November ____, 2002



Herbalife International, Inc.
and each of the Guarantors
of the Series B Notes
1800 Century Park East
Los Angeles, California 90067




Ladies and Gentlemen:

         We are acting as special counsel to Herbalife International, Inc., a Nevada corporation (the "Issuer"), and each of the guarantors listed on Schedule A hereto (such guarantors are hereinafter referred to as the "Guarantors" and the Guarantors, together with the Issuer, are hereinafter referred to as the "Registrants") in connection with the offer to exchange (the "Exchange Offer") the Issuer's 11-3/4% Series B Senior Subordinated Notes due 2010 (the "Series B Notes"), for an equal principal amount of the Issuer's outstanding 11-3/4% Series A Senior Subordinated Notes due 2010 (the "Series A Notes"), and in connection with the preparation of the prospectus (the "Prospectus") contained in the registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission by the Registrants for the purpose of registering the Series B Notes and the guarantees by the Guarantors of the Issuer's obligations under the Series B Notes (the "Guarantees") under the Securities Act of 1933, as amended (the "Act"). The Series A Notes have been, and

Herbalife International, Inc               2                   November __, 2002


the Series B Notes and the Guarantees will be, issued pursuant to an Indenture, dated as of June 27, 2002, between WH Acquisition Corp. (whose obligations were assumed by the Issuer upon the consummation of the merger of the Issuer with WH Acquisition Corp.), the Guarantors and The Bank of New York, as trustee (the "Trustee"), as supplemented by the Supplemental Indenture dated as of July 31, 2002 (the "Indenture"). Unless otherwise defined herein, terms defined in the Prospectus are used herein as defined therein.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and representatives of the Registrants, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

         Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that, assuming the due authorization, execution and delivery by the Trustee of the Indenture, when the Series B Notes have been duly

Herbalife International, Inc               3                   November __, 2002


executed by the Issuer and authenticated by the Trustee in accordance with the Indenture, and duly delivered in exchange for the Series A Notes in accordance with the Exchange Offer in the manner described in the Registration Statement, the Series B Notes will constitute the valid and legally binding obligations of the Issuer, entitled to the benefits of the Indenture.

         Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that, assuming the due authorization, execution and delivery by the Trustee of the Indenture and assuming the due authorization, execution and delivery of the Guarantees and the Indenture by the Guarantors, the Guarantees will constitute valid and legally binding obligations of each of the Guarantors, entitled to the benefits of the Indenture and enforceable against each of the Guarantors in accordance with their terms.

         Our opinion set forth above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         With your permission, with respect to matters of Nevada law, we have
relied exclusively on the opinion of [Nevada counsel] dated as of [    ], 2002
as to the matters set forth therein, a copy of which has been delivered to you and which is in

Herbalife International, Inc               4                   November __, 2002


form and scope satisfactory to us. Without limiting the foregoing, we have assumed, in reliance upon the opinion of [Nevada counsel], that (i) the Issuer is duly formed or incorporated, validly existing and in good standing under the laws of the State of Nevada, (ii) the Issuer has all corporate power and authority under Nevada law to consummate the Exchange Offer and to execute, deliver and perform its obligations under the Registration Statement, the Indenture, the Purchase Agreement, the Notes and the Registration Rights Agreement (the "Note Documents") and (iii) each of the Note Documents has been duly authorized, executed and delivered by the Issuer under Nevada law.

         With your permission, with respect to matters of California law, we have relied exclusively on the opinion of [California counsel] dated as of
[    ], 2002 as to the matters set forth therein, a copy of which has been delivered to you and which is in form and scope satisfactory to us. Without limiting the foregoing, we have assumed, in reliance upon the opinion of [California counsel], that (i) each of the Guarantors formed or incorporated in California is duly formed or incorporated, validly existing and in good standing under the laws of the State of California, (ii) each of the Guarantors formed or incorporated in California has all corporate power and authority under California law to execute, deliver and perform its obligations under the Note Documents and (iii) each of the Note Documents has been duly

Herbalife International, Inc               5                   November __, 2002


authorized, executed and delivered by each of the Guarantors formed or incorporated in California under California law.

         With your permission, with respect to matters of Delaware law, we have
relied exclusively on the opinion of [Delaware counsel] dated as of [    ], 2002
as to the matters set forth therein, a copy of which has been delivered to you and which is in form and scope satisfactory to us. Without limiting the foregoing, we have assumed, in reliance upon the opinion of [Delaware counsel], that (i) each of the Guarantors formed or incorporated in Delaware is duly formed or incorporated, validly existing and in good standing under the laws of the State of Delaware, (ii) each of the Guarantors formed or incorporated in Delaware has all corporate power and authority under Delaware law to execute, deliver and perform its obligations under the Note Documents and (iii) each of the Note Documents has been duly authorized, executed and delivered by each of the Guarantors formed or incorporated in Delaware under Delaware law.

         With your permission, with respect to matters of Cayman Islands law, we have relied exclusively upon the opinion of [Cayman Islands counsel] dated
[    ], 2002, as to the matters set forth therein, a copy of which has been delivered to you and which is in form and scope satisfactory to us. Without limiting the foregoing, we have assumed, in reliance upon the opinion of [Cayman Islands counsel], that (i) WH Intermediate Holdings Ltd. is duly organized, validly existing and in good standing

Herbalife International, Inc               6                   November __, 2002


under the laws of Cayman Islands, (ii) WH Intermediate Holdings Ltd. has all corporate power and authority under the laws of the Cayman Islands to execute, deliver and perform its obligations under the Note Documents and (iii) each of the Note Documents has been duly authorized, executed and delivered by WH Intermediate Holdings Ltd. under Cayman Islands law.

         With your permission, with respect to matters of Luxembourg law, we have relied exclusively on the opinion of [Luxembourg counsel] dated as of
[     ], 2002 as to the matters set forth therein, a copy of which has been delivered to you and which is in form and scope satisfactory to us. Without limiting the foregoing, we have assumed, in reliance upon the opinion of [Luxembourg counsel], that (i) each of WH Luxembourg Holdings S.a.R.L., WH Luxembourg Intermediate Holdings S.a.R.L. and WH Luxembourg CM S.a.R.L. is duly formed or incorporated, validly existing and in good standing under the laws of Luxembourg, (ii) each of WH Luxembourg Holdings S.a.R.L., WH Luxembourg Intermediate Holdings S.a.R.L. and WH Luxembourg CM S.a.R.L. has all corporate power and authority under Luxembourg law to execute, deliver and perform its obligations under the Note Documents and (iii) each of the Note Documents has been duly authorized, executed and delivered by the each of WH Luxembourg Holdings S.a.R.L., WH Luxembourg Intermediate Holdings S.a.R.L. and WH Luxembourg CM S.a.R.L. under Luxembourg law.

Herbalife International, Inc               7                   November __, 2002


         With your permission, with respect to matters of Brazilian law, we have
relied exclusively on the opinion of [Brazilian counsel] dated as of [     ],
2002 as to the matters set forth therein, a copy of which has been delivered to you and which is in form and scope satisfactory to us. Without limiting the foregoing, we have assumed, in reliance upon the opinion of [Brazilian counsel], that (i) Herbalife International Do Brasil Ltda. is duly formed or incorporated, validly existing and in good standing under the laws of Brazil, (ii) Herbalife International Do Brasil Ltda. has all corporate power and authority under the laws of Brazil to execute, deliver and perform its obligations under the Note Documents and (iii) each of the Note Documents has been duly authorized, executed and delivered by Herbalife International Do Brasil Ltda. under the laws of Brazil.

         With your permission, with respect to matters of English law, we have
relied exclusively on the opinion of [English counsel] dated as of [     ], 2002
as to the matters set forth therein, a copy of which has been delivered to you and which is in form and scope satisfactory to us. Without limiting the foregoing, we have assumed, in reliance upon the opinion of [English counsel], that (i) each of Herbalife (UK) Limited and Herbalife Europe Limited is duly formed or incorporated, validly existing and in good standing under the laws of England, (ii) each of Herbalife (UK) Limited and Herbalife Europe Limited has all corporate power and authority under the laws of England to execute, deliver and perform its obligations under the Note Documents and

Herbalife International, Inc               8                   November __, 2002


(iii) each of the Note Documents has been duly authorized, executed and delivered by each of Herbalife (UK) Limited and Herbalife Europe Limited under the laws of England.

         With your permission, with respect to matters of Finnish law, we have
relied exclusively on the opinion of [Finnish counsel] dated as of [     ], 2002
as to the matters set forth therein, a copy of which has been delivered to you and which is in form and scope satisfactory to us. Without limiting the foregoing, we have assumed, in reliance upon the opinion of [Finnish counsel], that (i) Herbalife International Finland OY is duly formed or incorporated, validly existing and in good standing under the laws of Finland, (ii) Herbalife International Finland OY has all corporate power and authority under the laws of Finland to execute, deliver and perform its obligations under the Note Documents and (iii) each of the Note Documents has been duly authorized, executed and delivered by Herbalife International Finland OY under the laws of Finland.

         With your permission, with respect to matters of Israeli law, we have
relied exclusively on the opinion of [Israeli counsel] dated as of [     ], 2002
as to the matters set forth therein, a copy of which has been delivered to you and which is in form and scope satisfactory to us. Without limiting the foregoing, we have assumed, in reliance upon the opinion of [Israeli counsel], that (i) Herbalife International of Israel (1990) Ltd. is duly formed or incorporated, validly existing and in good standing

Herbalife International, Inc               9                   November __, 2002


under the laws of Israel, (ii) Herbalife International of Israel (1990) Ltd. has all corporate power and authority under the laws of Israel to execute, deliver and perform its obligations under the Note Documents and (iii) each of the Note Documents has been duly authorized, executed and delivered by Herbalife International of Israel (1990) Ltd. under the laws of Israel.

         With your permission, with respect to matters of Japanese law, we have
relied exclusively on the opinion of [Japanese counsel] dated as of [     ],
2002 as to the matters set forth therein, a copy of which has been delivered to you and which is in form and scope satisfactory to us. Without limiting the foregoing, we have assumed, in reliance upon the opinion of [Japanese counsel], that (i) Herbalife of Japan K.K. is duly formed or incorporated, validly existing and in good standing under the laws of Japan, (ii) Herbalife of Japan K.K. has all corporate power and authority under the laws of Japan to execute, deliver and perform its obligations under the Note Documents and (iii) each of the Note Documents has been duly authorized, executed and delivered by Herbalife of Japan K.K. under the laws of Japan.

         With your permission, with respect to matters of Mexican law, we have
relied exclusively on the opinion of [Mexican counsel] dated as of [     ], 2002
as to the matters set forth therein, a copy of which has been delivered to you and which is in form and scope satisfactory to us. Without limiting the foregoing, we have assumed, in reliance upon the opinion of [Mexican counsel], that (i) each of Herbalife

Herbalife International, Inc               10                  November __, 2002


Internacional de Mexico, S.A. de C.V. and Herbalife Products de Mexico, S.A. de C.V is duly formed or incorporated, validly existing and in good standing under the laws of Mexico, (ii) each of Herbalife Internacional de Mexico, S.A. de C.V. and Herbalife Products de Mexico, S.A. de C.V has all corporate power and authority under the laws of Mexico to execute, deliver and perform its obligations under the Note Documents and (iii) each of the Note Documents has been duly authorized, executed and delivered by each of Herbalife Internacional de Mexico, S.A. de C.V. and Herbalife Products de Mexico, S.A. de C.V under the laws of Mexico.

         With your permission, with respect to matters of Swedish law, we have
relied exclusively on the opinion of [Swedish counsel] dated as of [     ], 2002
as to the matters set forth therein, a copy of which has been delivered to you and which is in form and scope satisfactory to us. Without limiting the foregoing, we have assumed, in reliance upon the opinion of [Swedish counsel], that (i) Herbalife Sweden Aktiebolag is duly formed or incorporated, validly existing and in good standing under the laws of Sweden, (ii) Herbalife Sweden Aktiebolag has all corporate power and authority under the laws of Sweden to execute, deliver and perform its obligations under the Note Documents and (iii) each of the Note Documents has been duly authorized, executed and delivered by Herbalife Sweden Aktiebolag under the laws of Sweden.

Herbalife International, Inc               11                  November __, 2002


         We are members of the bar of the State of New York and we do not express any opinion herein concerning any laws other than the laws of the State of New York and the federal law of the United States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,



                                          Chadbourne & Parke LLP

DM/dm

                                   Schedule A

Herbalife International Do Brasil Ltda.

Herbalife (UK) Limited

Herbalife Europe Limited

Herbalife International Finland OY

Herbalife International of Israel (1990) Ltd.

Herbalife of Japan K.K.

Herbalife Internacional de Mexico, S.A. de C.V.

Herbalife Products de Mexico, S.A. de C.V.

Herbalife Sweden Aktiebolag

Herbalife China, LLC

Herbalife International of America, Inc.

Herbalife International Communications Inc.

Herbalife International Distribution, Inc.

Herbalife International of Europe, Inc.

Herbalife Taiwan, Inc.

Herbalife International (Thailand) Ltd.

WH Luxembourg CM S.a.R.L.

WH Luxembourg Intermediate Holdings S.a.R.L.

WH Luxembourg Holdings S.a.R.L.

WH Intermediate Holdings Ltd.